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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING


We consent to the incorporation by reference in Registration Statement No. 33-50273 of The Procter & Gamble Company on Form S-8 of our report dated June 14, 2004 appearing in this Annual Report on Form 11-K of The Procter & Gamble Commercial Company Employees' Savings Plan for the year ended December 31, 2003.


/S/DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHE LLP
June 22, 2004



Stamp No. 1962178
affixed to original.










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